News Release

CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN  47716-0600
Investor Relations: Chad Monroe
Phone: (812) 962-5041

Media Relations: Timothy G. Weir, APR
Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Turnaround Continues in Second Quarter

•	Second-quarter 2012 results included:
o	Net Sales of $268.8 million, up 11.1 percent year-over-year
o	Operating income of $9.6 million, up 13.4 percent year-over-year
o	Net loss of $0.8 million, or $0.02 per share
o	Adjusted EBITDA of $25.3 million, up 19.1 percent year-over-year
•	Long-term “Fix and Grow” operational improvements and capital projects on schedule
•	Maintaining strong liquidity position
•	Near-term commercial vehicle market weakness

EVANSVILLE, Ind. – July 26, 2012 – Accuride Corporation (NYSE: ACW), a leading supplier of components to the commercial vehicle industry, today reported financial results for the second quarter ended June 30, 2012.

Accuride achieved second quarter 2012 net sales from continuing operations of $268.8 million, compared with $241.9 million in the same period in 2011, an increase of 11.1 percent, with all business segments reporting year-over-year-growth.  The Company delivered operating income for the quarter of $9.6 million, up $1.1 million, or 13.4 percent, from the second quarter of 2011.  The Company reported a net loss of $0.8 million, or $0.02 per share during the quarter.  Second quarter Adjusted EBITDA increased 19.1 percent to $25.3 million, resulting in an Adjusted EBITDA margin of 9.4 percent, compared to 8.8 percent in the same quarter of 2011.  As of June 30, 2012, the Company had $35.7 million of cash plus $66.5 million in availability under its ABL credit facility for total liquidity of $102.2 million.

“Accuride continues to solidly execute our ‘Fix and Grow’ strategy to drive profitable operational improvements across our core businesses,” said Accuride President and CEO Rick Dauch.  “We are restoring our reputation as a dependable and capable supplier to our customers. Although industry conditions began to soften in the second quarter, we remain intensely focused on the improvement initiatives within our control, including:
•	Installing, qualifying and commercializing new aluminum production capacity at our Camden, S.C., and Monterrey, Mexico, plants,
•	Installing and qualifying Gunite’s new production equipment at our Rockford, Ill., facility,
•	Improving profitability at Brillion Iron Works, and,
•	Eliminating the past-due situation and stabilizing operations at Imperial.”

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Industry Conditions
The commercial vehicle industry’s underlying equipment replacement fundamentals remain strong.  The industry is experiencing some near-term slowdown within the Class 8 segment.  Net orders in the first quarter were lower than expected, and, in turn, order backlogs declined during the second quarter. Orders are likely to remain weak through the historically slow summer season and OEMs are adjusting build schedules in the second half of the year.  Medium-duty production continues to improve at a modest pace, while trailer backlogs remain at their highest levels since 2007 and continue to increase.

Second Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $112.9 million, up $10.0 million, or 9.7 percent, from the same period in 2011, supported by higher year-over-year build rates.  Wheels Adjusted EBITDA was $25.8 million, an increase of $4.3 million, or 19.8 percent from the second quarter of 2011.  We continue to experience strong aluminum wheel demand, driven by fleet requirements to reduce operating costs and vehicle weight.  We are supporting this mix shift with the additional capacity installed at our Erie, Camden and Monterrey plants in 2011.  Additional planned investments in 2012-13 will allow us to continue to meet future increases in aluminum wheel demand while we upgrade our steel wheel capabilities.

Gunite
Gunite segment net sales were $67.3 million, up $0.2 million, or 0.3 percent, from the second quarter of 2011 as aftermarket volume softness continued.  Gunite’s Adjusted EBITDA was $1.1 million, compared to $5.7 million in the second quarter of 2011.  Gunite is in the midst of a major capital investment program to upgrade casting operations, install efficient machining equipment and consolidate our manufacturing footprint.  We will consolidate the machining operations of our Elkhart, Ind. and Brillion, Wisc. plants into the Rockford, Ill. facility by the end of the first quarter of next year.

Brillion Iron Works
Brillion Iron Works’ second quarter net sales were $49.3 million, up $11.1 million, or 29.1 percent, from the second quarter of 2011, while Adjusted EBITDA was $8.8 million, an increase of $6.9 million, or 363.0 percent, from the second quarter of 2011.  Brillion continues to benefit from strong market demand, enabling it to selectively target higher-margin business with industrial and off-road customers.  Accuride is assessing strategic options for Brillion that could potentially result in its divestiture under appropriate financial conditions.

Imperial
Imperial segment second quarter net sales were $39.3 million, an increase of $5.6 million, or 16.8 percent, over the same period in 2011 due to higher OEM customer production volumes.  While Imperial Adjusted EBITDA improved quarter-over-quarter to break-even in the current quarter, it was down from a positive $2.1 million in last year’s second quarter.  Imperial made significant progress in eliminating its past-due position with customers.  Now operationally stable, the business will return to profitability in the second half of 2012.  Imperial also earned $12-15 million in new business awards that will launch with new customers in 2013.

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Liquidity and Debt
As of June 30, 2012, total debt was $323.6 million, consisting of $303.6 million of our outstanding 9.5% senior secured notes, net of discount, and a $20.0 million draw on our ABL facility.  As of June 30, 2012, the Company had $35.7 million of cash plus $66.5 million in availability under its ABL credit facility for total liquidity of $102.2 million.  The Company’s strong operating cash flow enabled it to fund its capital spending of $15.2 million in the quarter.

Outlook and Summary
“As we continue to execute our ‘Fix & Grow’ strategy, we are improving the operational and financial performance of our business,” Dauch said.  “Given the positive long-term outlook for the North American commercial vehicle market, we remain confident that we are on track and will restore Accuride to a profitable, world-class supplier to the global commercial vehicle industry.”

Chief Financial Officer Greg Risch outlined the Company’s full-year guidance stating, “Despite near-term softness in market demand, we continue to expect 2012 net sales to be in the range of $1,000 to $1,025 million.  We expect a fully diluted loss per share between $0.12 and $0.05, including a $0.06 loss per share related to the Elkhart closure, and Adjusted EBITDA ranging from $95 to $100 million for the year.”

Earnings Conference Call Information
Accuride will hold a conference call to discuss its Second Quarter 2012 financial and operational results on Friday, July 27, 2012, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the live conference call by dialing (800) 299-0148 in the United States, or (617) 801-9711 internationally, and using participant code 75071653.  A live webcast of the conference call can be accessed at the Accuride Website’s Investor Information section: www.accuridecorp.com.  A replay of the call will be available from July 27, 2012, at 11:00 a.m. Central Time until August 3, 2012, at 11:59 p.m. Central Time by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, using access code 76999878.

About Accuride Corporation
With headquarters in Evansville, Indiana, Accuride Corporation is a leading supplier of components to the commercial vehicle industry.  The Company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The Company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM and BrillionTM.  Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.
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Three Months Operating Results

	Three Months Ended June 30,
(Dollars in thousands)	2012		2011

Net sales:
Wheels	$112,881	42.0%	$102,927	42.6%
Gunite	67,280	25.0%	67,093	27.7%
Brillion Iron Works	49,326	18.4%	38,194	15.8%
Imperial Group	39,296	14.6%	33,658	13.9%
Total net sales	$268,783	100%	$241,872	100%

Gross Profit	$24,825	9.2%	$22,444	9.3%

Income (loss) from Operations:
Wheels	$16,106	14.3%	$12,136	11.8%
Gunite	(1,875)	(2.8)%	3,793	5.7%
Brillion Iron Works	7,598	15.4%	689	1.8%
Imperial Group	(302)	(0.8)%	1,762	5.2%
Corporate / Other	(11,935)	—%	(9,920)	—%
Consolidated Total	$9,592	3.6%	$8,460	3.5%

Net income (loss)	$(841)	(0.3)%	$1,277	0.5%

Adjusted EBITDA
Wheels	$25,796	22.9%	$21,524	20.9%
Gunite	1,058	1.6%	5,743	8.6%
Brillion Iron Works	8,802	17.8%	1,901	5.0%
Imperial Group	(44)	(0.1)%	2,072	6.2%
Corporate / Other	(10,304)	—%	(9,992)	—%
Continuing Operations	$25,308	9.4%	$21,248	8.8%

Bostrom Seating	—	—%	—	—%
Fabco Automotive	—	—%	1,321	—%
Consolidated Total	$25,308	9.4%	$22,569	9.1%

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Six Months Operating Results

	Six Months Ended June 30,
(Dollars in thousands)	2012		2011

Net sales:
Wheels	$229,825	42.7%	$194,436	43.0%
Gunite	135,843	25.2%	126,324	27.9%
Brillion Iron Works	93,136	17.3%	73,454	16.2%
Imperial Group	79,497	14.8%	58,553	12.9%
Total net sales	$538,301	100%	$452,767	100%

Gross Profit	$46,925	8.7%	$39,734	8.8%

Income (loss) from Operations:
Wheels	$34,548	15.0%	$23,624	12.2%
Gunite	(4,043)	(3.0)%	2,076	1.6%
Brillion Iron Works	10,771	11.6%	1,422	1.9%
Imperial Group	(821)	(1.0)%	2,891	4.9%
Corporate / Other	(23,627)	—%	(20,112)	—%
Consolidated Total	$16,828	3.1%	$9,901	2.2%

Net loss	$(3,790)	(0.7)%	$(3,884)	(0.9)%

Adjusted EBITDA
Wheels	$54,136	23.6%	$43,711	22.5%
Gunite	1,574	1.2%	6,746	5.3%
Brillion Iron Works	13,242	14.2%	4,646	6.3%
Imperial Group	(311)	(0.4)%	2,945	5.0%
Corporate / Other	(21,690)	—%	(20,719)	—%
Continuing Operations	$46,951	8.7%	$37,329	8.2%

Bostrom Seating	—	—%	(22)	—%
Fabco Automotive	—	—%	2,239	—%
Consolidated Total	$46,951	8.7%	$39,546	8.5%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands except per share data)	2012	2011	2012	2011

NET SALES	$268,783	$241,872	$538,301	$452,767
COST OF GOODS SOLD	243,958	219,428	491,376	413,033
GROSS PROFIT	24,825	22,444	46,925	39,734
OPERATING EXPENSES:
Selling, general and administrative	15,233	13,984	30,097	29,833
INCOME FROM OPERATIONS	9,592	8,460	16,828	9,901
OTHER INCOME (EXPENSE):
Interest expense, net	(8,658)	(8,400)	(17,403)	(16,740)
Other income (loss), net	(436)	233	(279)	2,396
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	498	293	(854)	(4,443)
INCOME TAX PROVISION (BENEFIT)	1,339	(107)	2,936	392
INCOME (LOSS) FROM CONTINUING OPERATIONS	(841)	400	(3,790)	(4,835)
DISCONTINUED OPERATIONS, NET OF TAX	—	877	—	951
NET INCOME (LOSS)	$(841)	$1,277	$(3,790)	$(3,884)
Weighted average common shares outstanding—basic	47,376	47,277	47,347	47,259
Basic income (loss) per share – continuing operations	$(0.02)	$0.01	$(0.08)	$(0.10)
Basic income (loss) per share – discontinued operations	—	0.02	—	0.02
Basic income (loss) per share	$(0.02)	$0.03	$(0.08)	$(0.08)
Weighted average common shares outstanding—diluted	47,376	47,442	47,347	47,259
Diluted income (loss) per share – continuing operations	$(0.02)	$0.01	$(0.08)	$(0.10)
Diluted income (loss) per share – discontinued operations	—	0.02	—	0.02
Diluted income (loss) per share	$(0.02)	$0.03	$(0.08)	$(0.08)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	179	(28)	(39)	(147)
COMPREHENSIVE INCOME (LOSS)	$(662)	$1,249	$(3,829)	$(4,031)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,
(In thousands)	2012	2011

Net income (loss)	$(841)	$1,277
Income tax expense (benefit)	1,339	(109)
Interest expense, net	8,658	8,400
Depreciation and amortization	12,782	11,770
Restructuring, severance and other charges1	1,967	764
Other items related to our credit agreement2	1,403	467
Adjusted EBITDA	$25,308	$22,569

Note:
1)
For the three months ended June 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $2.0 million in costs associated with restructuring items.  For the three months ended June 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.8 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended June 30, 2012, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.4 million.  For the three months ended June 30, 2011, items related to our credit agreement consisted of foreign currency income and other income or expenses of $0.5 million.

	Six Months Ended June 30,
(In thousands)	2012	2011

Net loss	$(3,790)	$(3,884)
Income tax expense	2,936	391
Interest expense, net	17,403	16,740
Depreciation and amortization	25,312	25,953
Restructuring, severance and other charges1	3,096	1,301
Other items related to our credit agreement2	1,994	(955)
Adjusted EBITDA	$46,951	$39,546

Note:
1)
For the six months ended June 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $3.1 million in costs associated with restructuring items.  For the six months ended June 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.3 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the six months ended June 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.0 million.  For the six months ended June 30, 2011, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.0 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended June 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$16,106	$8,090	$1,600	$25,796
Gunite	(1,875)	2,683	250	1,058
Brillion Iron Works	7,598	1,174	30	8,802
Imperial Group	(302)	233	25	(44)
Corporate / Other	(11,935)	602	1,029	(10,304)
Continuing Operations	$9,592	$12,782	$2,934	$25,308

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Consolidated Total	$9,592	$12,782	$2,934	$25,308

	Three Months Ended June 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$12,136	$7,582	$1,806	$21,524
Gunite	3,793	1,901	49	5,743
Brillion Iron Works	689	1,185	27	1,901
Imperial Group	1,762	281	29	2,072
Corporate / Other	(9,920)	377	(449)	(9,992)
Continuing Operations	$8,460	$11,326	$1,462	$21,248

Bostrom	—	—	—	—
Fabco Automotive	877	444	—	1,321
Consolidated Total	$9,337	$11,770	$1,462	$22,569

	Six Months Ended June 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$34,548	$16,110	$3,478	$54,136
Gunite	(4,043)	5,117	500	1,574
Brillion Iron Works	10,771	2,411	60	13,242
Imperial Group	(821)	460	50	(311)
Corporate / Other	(23,627)	1,214	723	(21,690)
Continuing Operations	$16,828	$25,312	$4,811	$46,951

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Consolidated Total	$16,828	$25,312	$4,811	$46,951

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	Six Months Ended June 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$23,624	$16,681	$3,406	$43,711
Gunite	2,076	4,337	333	6,746
Brillion Iron Works	1,422	3,167	57	4,646
Imperial Group	2,891	4	50	2,945
Corporate / Other	(20,112)	658	(1,265)	(20,719)
Continuing Operations	$9,901	$24,847	$2,581	$37,329

Bostrom	(112)	90	—	(22)
Fabco Automotive	1,223	1,016	—	2,239
Consolidated Total	$11,012	$25,953	$2,581	$39,546

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(In thousands)	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,661	$56,915
Customer and other receivables	114,678	98,075
Inventories, net	82,299	72,827
Other current assets	13,390	12,332
Total current assets	246,028	240,149
PROPERTY, PLANT AND EQUIPMENT, net	288,776	271,562
OTHER ASSETS:
Goodwill and other assets	349,488	357,151
TOTAL	$884,292	$868,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$83,584	$80,261
Other current liabilities	50,669	48,228
Total current liabilities	134,253	128,489
LONG-TERM DEBT	323,607	323,082
OTHER LIABILITIES	171,373	159,908
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	255,059	257,383
TOTAL	$884,292	$868,862

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